Exhibit 8.3

China SXT Pharmaceuticals, Inc. 178 Taidong Road North, Taizhou Jiangsu, People's Republic of China	Campbells Registered Foreign Law Firm Floor 35, Room 3507 Edinburgh Tower, The Landmark 15 Queen’s Road, Central Hong Kong
20 April 2018	D +852 3708 3015 T +852 3708 3000 F +852 3706 5408 E mrajic@campbellslegal.com campbellslegal.com
Dear Sirs	Our Ref: 16578-27729 Your Ref:
CAYMAN | BVI | HONG KONG _____

China SXT Pharmaceuticals, Inc. (the "Company")

We have acted as British Virgin Islands legal advisers to the Company in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the "Registration Statement") originally filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of a minimum of 2,500,000 and a maximum of 3,750,000 ordinary shares of the Company, $0.001 par value per share, and up to 375,000 ordinary shares issuable upon exercise of an over-allotment option granted to the underwriters by the Company, along with any ordinary shares under Rule 462 promulgated under the Securities Act of 1933, as amended, and (ii) the Company's proposed listing on the NASDAQ Capital Market. We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

We are furnishing this opinion letter as Exhibit 5.3 to the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	A copy of the Registration Statement;

1.2	Such other documents and laws as we consider necessary as a basis for giving this opinion.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. We have also relied upon the following assumptions, which we have not independently verified:

2.1	All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed, that all copies are complete and conform to their original and that the Registration Statement, and prospectus contained therein, conforms in every material respect to the latest drafts of the same produced to us and that where documents have been provided to us in successive drafts marked-up to indicate changes to such documents all such changes have been so indicated.

{HTFL00042432; 2} Resident Hong Kong Partners: J. Ross McDonough QC (Cayman Islands), Marianne Rajic (British Virgin Islands)

Cayman Islands and British Virgin Islands

2723684-2

2.2	There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions herein.

3	Opinions

Based only upon and subject to the foregoing assumptions and the reservations and qualifications set out below, and having regard to such legal considerations as we deem relevant, and under the laws of the British Virgin Islands, we are of the opinion that the statements under the caption "Taxation - British Virgin Islands Taxation" in the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

4.1	The statemens made in the Registration Statement are based upon laws and relevant interpretations of same in effect as at the date of this opinion, all of which are subject to change.

4.2	There can be no assurance that the government of the British Virgin Islands will not introduce taxation laws or that the courts will not take a contrary position.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Taxation – British Virgin Islands Taxation". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Campbells